                         [MERRILL LYNCH LETTERHEAD]


     We hereby consent to the use of our opinion letter dated March 20, 1997 to the Board of Directors of Falcon Building Products, Inc. included as Annex III-A to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of FBP Acquisition Corp., Inc., a Delaware corporation organized by Investcorp S.A., with and into Falcon Building Products, Inc. and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED


                                   By: /s/ Dan Dickinson
                                       --------------------------
                                         Managing Director
                                         Investment Banking Group
April 3, 1997